SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                        DATE OF REPORT: November 7, 2002
                        (Date of earliest event reported)




                           HIRSCH INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

                           COMMISSION FILE NO. 0-23434

       Delaware                                                11-2230715
(State of incorporation)                                 (IRS Employer I.D. No.)



                200 Wireless Boulevard, Hauppauge, New York 11788
                    (Address of principal executive offices)



                                 (631) 436-7100
              (Registrant's telephone number, including area code)

                              ITEM 5. OTHER EVENTS.

Effective October 31, 2002, Hirsch International Corp. ("Hirsch") completed the sale of all of the outstanding equity interests in its wholly-owned subsidiary, Pulse Microsystems Ltd. ("Pulse"), pursuant to the terms of the purchase agreement by and between Hirsch and 2017146 Ontario Limited ("Purchaser") dated as of October 31, 2002 (the "Agreement").

Pursuant to the Agreement, Hirsch sold all of its equity interests in Pulse to the Purchaser for consideration of $5.0 million to be paid as follows: $0.5 million cash, $0.5 million note payable with payments to be made in 11 quarterly installments beginning April 30, 2003 including interest accrued on the principal during the previous quarter at the rate of US Prime + 1% per annum, and the assumption of $4.0 million of Hirsch obligation.








                                  EXHIBIT INDEX




Exhibit                                                              Manner
Number                       Description                             Filed

2.1       Purchase Agreement by and between Hirsch               Filed herewith
          International Corp. ("Hirsch") and
          2017146 Ontario Limited dated October
          31, 2002 (the "Agreement") (Exhibits and schedules to the Agreement have been omitted;
          Hirsch agrees to furnish supplementally to the Commission, upon request, a copy of these exhibits and schedules).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 14, 2002


                                   HIRSCH INTERNATIONAL CORP.



                                   By: /s/ Beverly Eichel
                                      --------------------------------------
                                        Beverly Eichel
                                        Vice President-Finance,
                                        Chief Financial Officer
                                        and Secretary